UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 16, 2018, Global Water Resources, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders (i) elected eight directors, each to hold office for a term to expire at the 2019 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (iii) approved the Global Water Resources, Inc. 2018 Stock Option Plan. Each of these proposals is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 6, 2018.

The matters voted upon at the 2018 Annual Meeting and the results of the votes are as follows:

Proposal One: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Trevor T. Hill	11,145,088	2,873,412	1,819,186
William S. Levine	12,655,297	1,363,203	1,819,186
Richard M. Alexander	12,312,518	1,705,982	1,819,186
David C. Tedesco	12,645,715	1,372,785	1,819,186
Cindy M. Bowers	11,111,462	2,907,038	1,819,186
Ron L. Fleming	12,665,122	1,353,378	1,819,186
Debra G. Coy	13,902,938	115,562	1,819,186
Brett Huckelbridge	13,896,866	121,634	1,819,186

Proposal Two: Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,810,057	22,764	4,865	0

Proposal Three: Approval of Global Water Resources, Inc. 2018 Stock Option Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,950,245	62,287	5,968	1,819,186

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: May 18, 2018	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer